Exhibit 5.2

May 18, 2017

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, CT 06902

Re: Eagle Bulk Shipping Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 6, 2017, as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission on May 18, 2017 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to the Company contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by (1) the Company of an unspecified number or amount and aggregate initial offering price of securities (the “Primary Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (c) warrants (the “Warrants”) to purchase the Company’s equity securities, securities of third parties or certain other rights, or any combination of the foregoing, (d) purchase contracts (the “Contracts”) obligating holders to purchase from the Company, and the Company to sell to holders, equity securities, securities of third parties or certain other rights, or any combination of the foregoing or currencies in the future, (e) rights (the “Rights”) to purchase the Company’s equity securities, (f) units (the “Units”), each consisting of one or more rights, purchase contracts, warrants, preferred stock, common stock or any combination of such securities and (i) Warrant Shares (as defined below) upon the exercise of the Existing Warrants (as defined below) by certain persons as described in the Registration Statement and (2) certain selling shareholders named in the Registration Statement (the “Selling Shareholders”) of (a) 34,277,369 shares of Common Stock, (b) currently outstanding warrants (the “Existing Warrants”) governed by that certain Warrant Agreement, dated as of October 16, 2014 (the “Warrant Agreement”), between the Company and Computershare Inc., as warrant agent, to purchase up to 537 shares of Common Stock (the “Warrant Shares”), and (c) the Warrant Shares issuable upon exercise of the Existing Warrants (collectively, the “Secondary Securities” and, together with the Primary Securities, the “Securities”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act.

      We have examined originals or certified copies of (a) the Registration Statement, (b) the Warrant Agreement filed as Exhibit 4.6 to the Registration Statement, (c) Debtor’s Prepackaged Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, dated August 6, 2014, (d) Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ (A) Disclosure Statement and (B) Solicitation of Votes and Solicitation Procedures and (II) Confirming the Debtor’s Prepackaged Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, dated September 22, 2014, (e) certain resolutions adopted by the board of directors of the Company, related to the registration of the Securities and related matters and (f) such other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, all of which we assume to be true, correct and complete. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement.

Eagle Bulk Shipping Inc.

May 18, 2017

In addition, this opinion assumes that:

(a)     the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b)     for each type or series of Securities the Company and/or the Selling Shareholders offer by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c)     the Company and/or the Selling Shareholders will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplements and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d)     in the case of Securities of any type which the Company issues and sells, the Board of Directors of the Company (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities;

(e)     the terms of the Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Company’s Third Amended and Restated Articles of Incorporation, including any amendments thereto, the Company’s Second Amended and Restated By-Laws, including any amendments thereto, or other organizational documents of the Company or any applicable law or any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(f)     the Company and the initial purchasers or underwriters of the Securities of any type will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Securities, which shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

(g)     in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

Eagle Bulk Shipping Inc.

May 18, 2017

(h)     at the time of the issuance of the Securities, (i) the Company will be a corporation existing and in good standing under the laws of the Republic of the Marshall Islands and (ii) the Company will have all necessary corporate power and due authorization;

(i)     in the case of Warrants (other than the Existing Warrants), (i) the Board will have designated and established the terms of such Warrants and any related warrant agreement and such Warrants and related warrant agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related warrant agreement and evidencing those Warrants will have been executed and delivered in accordance with the provisions of the related warrant agreement; and (iii) any such definitive warrant or similar agreement shall have been authorized, executed and delivered by the parties thereto, and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, and shall purport to be governed by the laws of the State of New York; and

(j)     in the case of Contracts, Rights or Units, (i) the Board will have designated and established the terms of such Contracts, Rights or Units and any related purchase contract agreements and such Contracts, Rights or Units and related purchase contract agreements will not include any provision that is unenforceable; (ii) forms of such Contracts, Rights or Units complying with the terms of the related purchase contract agreements and evidencing those Contracts, Rights or Units will have been executed and delivered in accordance with the provisions of the related purchase contract agreements; and (iii) any such definitive purchase contract or similar agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall purport to be governed by the laws of the State of New York.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to Securities constituting Warrants (other than the Existing Warrants), when (i) the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus, and the applicable Prospectus Supplement and in accordance with the applicable definitive warrant or similar agreement, such Warrants will be valid and binding obligations of the Company.

2.     The Existing Warrants are valid and binding obligations of the Company.

3.     With respect to Securities constituting Contracts, Rights or Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Contracts, Rights or Units, the terms of the offering thereof and related matters and (ii) such Contracts, Rights or Units have been duly executed, countersigned, issued, delivered, and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement in accordance with the applicable definitive purchase contract or similar agreement, such Contracts, Rights or Units will be valid and binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

B.     The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

Eagle Bulk Shipping Inc.

May 18, 2017

C.     This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP